Exhibit 10.11

www.afbholdingandadvisory.com HOLDING&ADVISORY December 19, 2022 NeOnc Technologies, Inc. Attention: Thomas C. Chen, M.D., PhD Chief Executive Officer and Chairman 8335 Sunset Boulevard, Suite 240 Los Angeles, California 90069 Dear Dr. Chen, AFH Holding and Advisory, LLC ("we" or "AFH Advisory") is pleased to submit this Letter of Intent ("LOI"), with respect to the transactions described below wherein it is contemplated that, among other things, NeOnc Technologies, Inc., and all other affiliated entities (collectively referred to herein as the "Company"), shall (i) consummate a business combination with a private Delaware corporation ("Acquisition Co.") pursuant to a share exchange, reverse merger, or other form of business combination as agreed to by the parties in writing ("Business Combination"); (ii) following the Business Combination, the Company will conduct a private securities offering (the form and structure of which may be equity, debt or a combination of debt and equity, to be determined and mutually agreed upon by the parties hereto) (the "Private Offering"); (iii) following the closing of the Private Offering,, the Company will conduct a public securities offering of its common stock with a minimum offering amount estimated to be $10,000,000 and a maximum offering amount of $20,000,000 ("Public Offering"); You acknowledge and understand that the Company will be required to engage a registered investment bank for certain transactions contemplated by this LOI. Definitions of Closings: Business Combination and Consideration: Description Closing I - Consummation of Business Combination Closing II - Crossover Round Closing III - Consummation of the Public Offering At the consummation of the Business Combination and giving effect to the issuance of any securities by Acquisition Co. in connection with the Business Combination, the Public Offering and the Listing, the existing stockholders of Acquisition Co., AFH Advisory or its affiliated entities, individuals or assignees (collectively, the "AFH Group") will own an aggregate of Twenty 1

HOLDING&ADVISORY www.afbholdingandadvisory.com Percent (20%) of the fully diluted issued and outstanding common shares, including all outstanding options, warrants and other equity derivatives of the Company, other than the warrants described below (the "Advisor Shares"). AFH Group's ownership stake obtained through the Business Combination will be subject to normal IPO lock-up provisions (see below). In the event that the Public Offering is not consummated for any reason within twelve months following Closing I, the Company and AFH Group agree that the Company will list on the OTCBB and submit the necessary filings with the U.S. Securities and Exchange Commission ("SEC") to be a fully reporting public company ("PubCo"). Immediately after Closing I and before Public Offering, the Company will consummate a convertible preferred offering estimated to be between $2.5 million and $5.0 million to be provided by AFH Group and/or its affiliates and partners. Further to the closing of the Business Combination, AFH Group will assist the Company in conducting the Private Placement exclusively for the Company's going public and operating expenses while going public, in which AFH Group and/or its affiliates and partners will act as a lead investor. The parties agree that the AFH Group may sell, transfer or encumber its Advisor Shares subject to SEC guidelines and instructions, and AFH Group shall be entitled to participate in the Company's incentive stock plan on terms to be negotiated in good faith by the Company and the AFH Group consistent with the Company's customary practice and prevailing market conditions. 2

www.afbholdingandadvisory.com HOLDING&ADVISORY Public Offering:Third Party Corporate Governance and Compensation: Advisory Agreement: Right to Appoint Directors and Say on Management: Subsequent to Closing II or at such earlier time as it is deemed appropriate and necessary by AFH Advisory and the Company , AFH Advisory will assist the Company in identifying and securing an investment bank (the "Bank") to act as lead underwriter for the Public Offering (Closing III). The Company shall enter into a separate engagement letter with any Bank which shall detail such Bank services and compensation; AFH Advisory will assist in the review and negotiation of such engagement letter. The Company acknowledges that certain of its founders and principal stockholders have agreed to purchase no less than $5.0 million and no more than $10.0 million of common stock in the Public Offering - if so requested by the Bank as a condition to the execution of an engagement letter with the Company for the Public Offering or as a condition to the Bank acting as an underwriter in connection therewith, said founders and principal stockholders shall deposit into escrow said $10.0 million which money may not be released prior to the closing of the Public Offering without the consent of AFH or until such time as the Public Offering is abandoned or withdrawn. To advise on a corporate governance, compensation and a performance option plan for management, the Company shall retain a third-party compensation expert the costs for the services of such expert will be paid or reimbursed in full from the proceeds of the Closing II. The terms and fees of such engagement shall be approved by the Company's compensation committee. Subject to and conditioned upon the completion of Closing II, AFH Advisory shall act as a exclusive financial advisor to Company on, including advising on all financings and mergers and acquisitions, for a period of two (2) years from the Closing of the Public Offering. Further to such advisory arrangement, AFH shall be paid an aggregate fee, payable in equal monthly advisory installments, in an amount equal to 2% of the post-money valuation of the Company immediately after the effective time of the Public Offering. AFH may choose to take any monthly payment in freely tradeable stock valued at the then current market price. The Company' s Board of Directors ("Board") shall initially consist of up to two (2) members. Upon Closing I, AFH Advisory shall have a right to appoint two (2) members of the Company's Board and an additional board member will be appointed based on mutual approval between the Company 3

www.afhholdingandadvisory.com HOLDING&ADVISORY Right to Approve Professionals: Due Diligence: and AFH for a total of five (5) members ( or AFH Advisory shall have a right to appoint three (3) members of the Company's Board and the Company shall have the right to appoint up to three (3) members of its Board if the Company's Board consists of a total of seven (7) members), with the additional board member being appointed based on mutual approval between the Company and AFH. The nominees selected by AFH Advisory shall have significant experience with capital markets transactions and corporate governance, will be subject to approval by the Company's other board members and may be changed at any time at AFH Advisory's discretion. Dr. Chen will act as Chief Executive Officer and as Chairman of the Board for a period of at least three years from the closing of the Public Offering AFH shall have a right to have a non-voting observer present at all Board meetings. All other executive officers of the Company will be parties mututally approved by each of the Company and AFR.The Board shall be staggered with directors serving different term lengths. The Company shall appoint attorneys, auditors and all other service providers who will be responsible for facilitating the Business Combination and the Public Offering, and preparing and filing the SEC filings required to accomplish same. AFH Advisory shall have the right to approve the attorneys, auditors and all other service providers selected by the Company. Both parties agree that the Company shall employ service providers that are suitable and appropriate for a company similarly situated to that of the Company. The Company shall be solely responsible for all fees, costs and expenses by such service providers. Within the next ninety (90) days but in no event later than the execution of the definitive agreement entered into in connection with the Business Combination (the "Business Combination Agreement"), AFH Advisory shall have the right to conduct a customary business, accounting, financial and legal due diligence investigation of the Company's business and operations to AFH Advisory's satisfaction, including receipt of a favorable independent third-party due diligence report (the "Third-Party DD Report"). The fees for the Third-Party DD Report will be paid for by the Company. The Company shall have the right to approve the third party preparing the Third-Party DD Report. The Company's approval shall not to be unreasonably withheld. Within the next ninety (90) days but in no event later than the execution of the Business Combination Agreement, the Company shall have the right to 4

www.afhholdingandadvisory.com HOLDING&ADVISORY Conditions to Closings: Registration Rights: Investor Relations Firm: conduct a due diligence investigation of AFH Advisory and Acquisition Co's business and operations. (1) Immediately after the Closing of the Business Combination, Acquisition Co. will have no less than 20,000,000 million shares of Common Stock issued and outstanding. However, the number of shares outstanding at the time of Closing, or anytime thereafter, may be adjusted in order to satisfy capital market requirements and conform with industry standards. (2) All necessary consents of third parties will be obtained prior to Closing of the Business Combination including, without limitation, all required consents from any governmental authorities. (3) Prior to the closing of the Business Combination, the Company shall have provided audited financial statements of the Company as may be required for any necessary filings with the SEC. (4) On or prior to the Closing of the Business Combination, all outstanding debt of the Company convert into equity, either according to its terms if convertible debt or at an identical conversion price to the convertible preferred stock issued in the Private Placement, including, but not limited to, an outstanding $1.0 million loan owed by the Company to Dr. Chen. (5) On or prior to the commencement of the Public Offering, the Company shall have appointed a full Board and suitable management in accordance with the terms of this LOI. (6) Prior to the closing of each of the Business Combination and Public Offering there shall be sufficient funds held in escrow for the payment of all fees and expenses due to service providers. The Advisor Shares will have demand registration rights and unlimited "piggyback" registration rights. The Company will use commercially reasonable efforts to hire and maintain a reputable investor relations firm acceptable to AFH Advisory within thirty (30) days following Closing I, which acceptance shall not be unreasonably withheld. The Company shall establish a corporate website compliant with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ or 5

~t AFH HOLDING&ADVISORY No Material Change in Business: Your Representations and Warranties: Scientific Milestones: Survival of Representations and Warranties: www.afuholdingandadvisory.com NYSE regulations, to the extent applicable, prior to consummating the Public Offering (Closing III). From and after the date of this LOI, and until the earliest to occur of: (i) the termination of this LOI as provided below or (ii) the consummation of the Public Offering (Closing 111), the Company will use commercially reasonable efforts to maintain its business in accordance with its customary practices and otherwise to conduct its business in the ordinary course in the manner in which it has heretofore been conducted and to preserve its business relationships with its customers and suppliers. The Company shall promptly advise AFH Advisory of any materially adverse changes in its financial condition, operation or business. You represent and warrant, to the best of your knowledge, that the unaudited financial statements of the Company provided to AFH Advisory provide a true, accurate and complete representation of the Company's financial condition. On or before the Public Offering, the Company's management and founders will represent and warrant to key performance indicators to be included in their respective employment and retention agreements - it is currently estimated that an executive pool of stock will be granted to such management and founders further to those performance indicators ranging in size between 15-20% of the common stock of the Company to be outstanding immediately following the offering. Dr. Chen shall have a three year employment agreement with a perfomance bonus of $250,000 to be paid upon the closing of the Public Offering, said bonius to be paid in 12 equal monthly payments on the first business day of each month commencing with the full calendar month following the closing of the Public Offering. All representations and warranties contained in this LOI or made in writing by any party in connection with this agreement shall survive the execution and delivery of this LOI and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any party. 6

HOLDING&ADVISORY Covenants of the Company and Management: www.atbholdingandadvisory.com Subject to completing Closing I and so long as a covenant does not inhibit its normal or customary course of business (in which case AFR Advisory and the Company can address the applicable covenant), you agree that the following covenants with respect to the Company shall remain in place up to and including the Public Offering: • Limitation on issue or sale of Common Stock and other securities convertible or exchangeable into or exercisable for Common Stock. • Limitation on incurrence and guarantee of indebtedness and advances. • Restriction on liens and granting security over assets and properties. • Limitation on selling, transferring, licensing, pledging or encumbering, Company technology or other intellectual property, other than licenses granted in the ordinary course of business. • Limitation on purchase or redeeming or paying any dividend on any securities, and on agreements that restrict the ability to pay dividends. • Limitation on mergers or consolidation, restructuring, significant asset sales or asset dispositions, significant sale and lease back transactions, and transactions with insider equity holders or affiliates. • Restriction on liquidation, dissolution or winding-up affairs. • Limitation on changing the principal business, exiting the current lines of business or entering into unrelated lines of business. • Limitation on hiring or firing senior management without the prior approval of the Board. • Limitation on material changes to the compensation of senior management, including approving any additional option plans. • Limitation on entering into or being a party to any transaction with any director, officer or employee, or any "associate" as defined in Rule l 2b-2 promulgated under the Exchange Act. • Restriction on amendment, repeal or alteration of organizational documents. • Restriction on appointment, removal or change in the accountants. • Restriction on investments, or other specified restricted payments. • The Company/PubCo will pay AFR Advisory the Reimbursement and Transaction Costs (as such terms are hereafter defined) when due. • Any other normal and customary covenants. • Any exceptions to the above covenants, shall require the approval of the Company and AFH Advisory. 7

~'.___A,,______,,_=F- -..,I,_HI www.afuholdingandadvisory.com HOLDING&ADVISORY Closing of the Business Combination Exclusive Dealing: The parties agree to use their best efforts to consummate the closing of the Business Combination on or before January 31, 2023. From the date of this LOI until the earlier of the date of (i) termination of this LOI as provided below, or (ii) the closing of the Business Combination, neither the Company, nor any of its officers, employees, directors, managers, stockholders, other equity holders, advisors, representatives or affiliates will enter into or continue any negotiations or discussions with other parties relating to any transaction similar to the proposed Business Combination, or other merger, acquisition, or sale of all or substantially all sale of stock or assets of the Company; provided, however, if the Company consummates a Strategic Transaction (as hereafter defined), such transaction shall not constitute a breach of this Exclusivity Section; provided further however, AFH Advisory shall be entitled to: (i) an aggregate of Ten Percent (10%) of the fully diluted issued and outstanding common shares of the post Strategic Transaction entity, all Transaction Costs (as hereafter defined) advanced and the Reimbursement (as hereafter defined), or (ii) in the event of a sale of all or substantially all of the Company's assets, an aggregate often percent (10%) of the consideration paid in connection with such sale, all Transaction Costs (as hereafter defined) advanced and the Reimbursement (as hereafter defined). "Strategic Transaction" shall mean any transaction similar to the proposed Business Combination, or other merger, acquisition, or sale of all or substantially all sale of stock or assets of the Company with a strategic partner of the Company. • The parties agree that any breach of the Exclusive Dealing provision would cause AFH Advisory to suffer irreparable harm. The parties further agree that AFH Advisory may pursue any and all remedies in law or in equity in the event of a material breach of this provision by the Company, including an action for specific performance or injunctive relief without the posting of any bond. In the event of a material breach of this "Exclusive Dealing" Section by the Company, in lieu of any damages or an action for specific performance or injunctive relief, AFH Advisory shall have the option to receive immediate payment in full of the Reimbursement (as hereafter defined) and any Transaction Costs (as hereafter defined). 8

www.afuholdingandadvisory.com HOLDING&ADVISORY Confidentiality: Each party agrees to keep confidential any information obtained by it from the other party in connection with its investigation or otherwise in connection with their due diligence and these transactions and, if such transactions are not consummated, to return to the other party any documents and copies thereof received or obtained by it in connection with the proposed transactions. The parties agree that any breach of the Confidentiality provision would cause the non-breaching party to suffer irreparable harm. In the event of any breach or threatened breach of this provision, the parties agree that the non-breaching party may pursue any and all remedies in law or in equity, including an action injunctive relief without the posting of any bond. Further, except as and to the extent required by law, without the prior written consent of the other party, neither the Company or AFH Advisory shall make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this LOI. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made. AFH Advisory shall immediately provide you with copies of all correspondence with any authorized third-party and shall carbon copy your representative on all such correspondence. Reimbursement: Concurrent with and contingent upon Closing II, AFH Advisory shall be entitled to: (i) a reimbursement of $500,000 in connection with its advisory fees and for furnishing Acquisition Co., facilitating the financial engineering of the Public offering, and the exchange of the Business Combination Shares, and (ii) its Transaction Costs (as hereafter defined) incurred to date (collectively, the "Reimbursement"), which shall be payable from the gross proceeds of the Public Offering (Closing Ill). As identified herein, the Reimbursement shall be payable to AFH Advisory directly from funds held in escrow. Unless otherwise stated in the LOI, each party will bear all of its other costs and expenses in connection with each Closing. AFH Advisory shall have the right to approve all transaction costs associated with each Closing. Upon consummation of Closing II, you agree that any fees immediately due and payable to any approved service provider will be paid directly from the proceeds of the Public Offering. You agree that a sum equal to the aggregate amount of the remaining fees due to service providers for Closings I and II 9

www.atbholdingandadvisory.com HOLDING&ADVISORY D&O Insurance: Transaction Costs: Termination: shall be held in escrow and immediate I y released to such service providers in accordance with their respective service agreements. PubCo shall obtain directors and officers liability insurance ("D&O Insurance") to insure any acts and/or omissions by the Company and PubCo, including their respective officers and directors covering a reasonable period prior to and after the Business Combination. AFH Advisory shall be named as an additional insured under the D&O Insurance. The Company shall be responsible for and bear any and all costs and expenses incurred in connection with the proposed Business Combination, IPO and, without limitation, reasonable expenses of AFH Advisory, preparation of the Third-Party DD Report, preparation and negotiation of the Public Offering documents, Business Combination Agreement and any ancillary agreements, the costs associated with any background checks and D&O Insurance, the Public offering prospectus, Form S-1 or Form 8-A (as and if required), the Public Offering and NASDAQ Listing documents, as well as fees of attorneys, financial advisors, brokerage (underwriter or placement agent) or finder's fees and other fees and expenses, including costs and expenses for patent prosecution, and filing fees related thereto (collectively, all such costs and expenses, the "Transaction Costs"). You agree that any Transaction Costs AFH Advisory incurs after Closing I will be paid upon completion of the Private Placement or Public Offering, whichever occurs first. The Company will bear responsibility for all costs even in the event of a Termination as hereafter defined, unless this LOI is terminated by the Company and a Court determines that the termination was justified as a result of a material breach by AFH Advisory of the provisions of this LOI. After the execution of this LOI by the parties, this LOI may be terminated (i) upon the mutual written agreement of the Company and AFH Advisory; (ii) by AFH Advisory as a result of the material breach by the Company of the binding provisions of this LOI; (iii) by the Company as a result of the material breach by AFH Advisory of any binding provisions of this LOI; or (iv) by either party as a direct result of a material finding in the course of its due diligence which must be exercised within the next ninety (90) days but in no event later than the execution of the Business Combination Agreement (whichever occurs first) after such time this clause (iv) will expire. 10

www.afhholdingandadvisory.com HOLDING&ADVISORY Binding and Non-Binding Provisions: In the event of a Termination under clause (i) or clause (ii) above, if the Company enters into any business combination transaction or a sale of all or substantially all of its assets within eighteen (18) months of such termination, AFH Advisory shall be entitled as liquidated damages to: (i) five percent (5%) of any securities received by the Company or the Company's Shareholders upon consummation of any Business Combination or other similar transaction; or (ii) upon a sale of the Company (or a sale of all or substantially all of its assets) cash or any other consideration it would have received as if it had a five percent (5%) ownership interest in the Company immediately prior to closing of any such transaction. Upon execution of this LOI, the Company shall issue a certificate representing five percent (5%) of the issued and outstanding shares of common stock of the Company which shall be held by a third-party escrow agent to the satisfaction of AFH Advisory and shall be released to AFH Advisory in the event it terminates this LOI as a result of the Company's breach of the terms of this LOI. This LOI will expire on January 31, 2023, if Closing I has not occurred unless the reason for such non-occurrence is the failure of the Company to deliver required audited financial statements as referenced above in which case it shall expire 30 days after the date of delivery of such audited financial statements. AFH Advisory shall have the right, but not the obligation, to extend the termination date by thirty (30) days at its sole discretion. In the event of a Termination by either party, the parties' legal and equitable remedies are fully set forth in this LOI. The parties expressly waive their right to any and all other legal or equitable remedies not set forth in this LOI. The parties covenant with one another not to sue or seek redress for any remedies not expressly set forth in this LOI. Subject to and without waiver of the express remedies provided herein, IN NO EVENT SHALL PARTY BE LIABLE TO OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDRECT, PUNITIVE OR SPECIAL DAMAGES, LOST PROFITS OR DIMINUTION MARKET VALUE. Except for the items relating to: (i) Business Combination; (ii) Public Offering; (iii) Right to Future Placement; (iv) Right to Approve Management; (v) Right to Appoint Directors; (vi) Right to Approve Professionals; (vii) Conditions to Closing; (viii) No Material Change in Business; (ix) Financial Representations; (x) Representations and Warranties; (xi) Covenants of the Company and Management; (xii) Closing of the Business Combination; (xiii) Exclusive Dealing; (xiv) Confidentiality; (xv) Reimbursement; (xvi) D&O 11

www.afbholdingandadvisory.com HOLDING&ADVISORY Miscellaneous Provisions: Insurance (xvii) Transaction Costs; (xviii) Termination; and (xix) the Miscellaneous Provisions. The other provisions set forth in this LOI are not intended to and do not constitute a binding or legally enforceable agreement and are not binding on the parties. The provisions set forth in clauses (i)-(xix) above shall be binding on the parties and legally enforceable. (1) Governing Law, Dispute Resolution. and Jurisdiction. This LOI shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. All disputes, controversies or claims arising out of or relating to this LOI shall be brought in State of Federal court located in Delaware. The parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree to submit to the in personam jurisdiction of such courts. The prevailing party in any such dispute shall be entitled to recover from the other party its reasonable attorneys' fees, costs and expenses. (2) Counterparts. This LOI may be signed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. The exchange of copies of this LOI and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures. (3) Due Diligence. Each party shall be responsible for conducting its own due diligence and shall fully cooperate with all reasonable requests for documents and information. Each party represents that it has conducted diligence and background checks on the principals of other party and is aware of all past pending, threatened litigation. (4) Entire Agreement. This Agreement constitutes the complete and entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous discussions, negot1at1ons, understandings, and agreements, representations, and understandings of the parties, whether oral or written, expressed or implied. Each of the parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty 12 www .athholdingandadvisory.com HOLDING&ADVISORY whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the party to execute or authorize the execution of this Agreement, and acknowledges that the party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein. 13